UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2016
ClubCorp Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-36074	20-5818205
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

3030 LBJ Freeway, Suite 600 Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

(972) 243-6191
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K (this “Form 8-K”) is filed by ClubCorp Holdings, Inc., a Nevada corporation (the “Company”), in connection with the matters described herein.

Item 1.01.	Modification of a Material Definitive Agreement

On January 25, 2016, ClubCorp Club Operations, Inc. (“Operations”), as Borrower, and CCA Club Operations Holdings, LLC (“Operations’ Parent”), as Guarantor, both wholly-owned subsidiaries of the Company, entered into Amendment No. 9 (“Amendment No. 9”) to the Credit Agreement, dated as of November 30, 2010 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), with Citicorp North America, Inc., as Administrative Agent, and various other lenders specified therein, to provide for the replacement of Operations’ existing revolving credit facility with a new $175.0 million revolving facility with a maturity date of January 25, 2021. The rate at which the revolving facility bears interest remains the same as the Credit Agreement prior to the effectiveness of Amendment No. 9, except that commitment fees may be reduced in certain circumstances.

The above description of Amendment No. 9 is qualified in its entirety by Amendment No. 9 filed as Exhibit 10.1 to this Form 8-K, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 9 dated as of January 25, 2016 to Credit Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2016	CLUBCORP HOLDINGS, INC.

	By:	/s/ Curtis D. McClellan
Curtis D. McClellan
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description
10.1	Amendment No. 9 dated as of January 25, 2016 to Credit Agreement.